                                                                [CONFORMED COPY]

                                SECOND AMENDMENT

         THIS SECOND AMENDMENT dated as of December 27, 2007 (this  "Amendment")
amends the Amended and Restated Credit  Agreement dated as of March 13, 2006 (as previously amended, the "Credit Agreement") among American Italian Pasta Company
(the  "Company"),  various  financial  institutions  (the "Lenders") and Bank of
America,  N.A., as administrative  agent (in such capacity,  the "Administrative
Agent").  Capitalized  terms  used but not  otherwise  defined  herein  have the respective meanings given to them in the Credit Agreement.

         WHEREAS,  the parties  hereto  desire to amend the Credit  Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 Amendments.  On the Amendment  Effective Date (as defined below), theCredit Agreement shall be amended as follows:

        1.1      Amendments to Section 1.1.  Section 1.1 is amended as follows:

         (a)  The  definitions  of  Applicable  Base  Rate  Margin,   Applicable
Eurodollar  Margin,  Consolidated  EBITDA and Pricing  Reset Date are amended in their entirety to read as follows, respectively:

                  Applicable  Base Rate Margin  means (i)  initially,  5.00% per annum; and (ii) beginning on the Pricing Reset Date, 4.50% per annum.

                  Applicable  Eurodollar  Margin means (i) initially,  6.00% per annum; and (ii) beginning on the Pricing Reset Date, 5.50% per annum.

                  Consolidated EBITDA means, with respect to the Company and its
         Subsidiaries for any Computation  Period, an amount equal to the result of

                  (a) Consolidated Net Income for such period; plus

                  (b) to the extent  deducted in determining  such  Consolidated
         Net Income, (i) Interest Expense, income tax expense,  depreciation and amortization,  (ii) Pending  Matters Costs and/or the fees and expenses relating to the engagement of the Management Consultant;  provided that the  Company  may only  include,  of such  Pending  Matters  Costs  and
         Management  Consultant  fees and expenses  incurred after the Effective
         Time,  up to a maximum  amount equal to the Pending  Matters Costs Cap;
         (iii) non-cash and cash items relating to the matters  disclosed in the
         Company's August 9, 2005 press release,  the Company's October 27, 2005 press release,  the Company's February 14, 2006 press release,  and the subsequent  oral update by the  Company to the Lenders on February  28,
         2006, (iv) cash settlements,  judgments,  and penalties relating to the
         Pending Matters (other than  accounting  matters in connection with the
         Pending  Matter 1) incurred  after the

          Effective  Time up to a maximum  amount  equal to the Pending  Matters
          Settlement Cap, (v) all non-cash  expenses  related to the granting of
          stock-based   compensation  to  members  of  the  Company's  Board  of
          Directors, officers and employees of the Company and its Subsidiaries,
          (vi) non-cash losses from the write-down of fixed or intangible assets
          (excluding  non-cash losses that result in an accrual of a reserve for cash charges in any future period),  (vii) losses from the sale by the
          Company  or any  Subsidiary  of fixed  or  intangible  assets,  (viii)
          extraordinary   losses,   (ix)  casualty  losses  and  (x)  the  first
          $5,000,000 of Pending  Matters  Costs  incurred by the Company and its
          Subsidiaries after September 29, 2007 (including  out-of-pocket  costs and expenses arising out of the Company's  pending  restatement of its
          2005 and 2006 audited financial  statements),  including related legal fees,  accounting fees and costs  (including for temporary  accounting services),  public  relations fees and fees of the Audit  Committee of the Board of Directors,  but excluding  amounts paid to the Management
          Consultant; minus

                  (c) to the extent  included in determining  such  Consolidated
         Net Income, (i) gains from the sale by the Company or any Subsidiary of fixed or intangible assets,  (ii)  extraordinary  gains, (iii) casualty gains,  and (iv) net revenue  relating to the granting of stock options that would not  otherwise  be  required  to be treated as  expenses  in accordance with GAAP;

         provided that, for purposes of determining Consolidated EBITDA, (A) the consolidated  net income of any Person (or division or similar business unit)  acquired  by the  Company or any  Subsidiary  during such period
         (plus,  to the extent  deducted in determining  such  consolidated  net
         income,  interest  expense,   income  tax  expense,   depreciation  and
         amortization  of such Person (or  division or business  unit)) shall be included on a pro forma  basis for the portion of such period  prior to
         the  date  of  such   Acquisition  (as  if  the  consummation  of  such
         Acquisition  and the incurrence or assumption of any Debt in connection therewith  occurred  on the  first  day of  such  period)  and  (B) the consolidated  net income of any Person (or division or similar business unit) disposed of by the Company or any  Subsidiary  during such period
         (plus,  to the extent  deducted in determining  such  consolidated  net
         income,  interest  expense,   income  tax  expense,   depreciation  and
         amortization  of such Person (or  division or business  unit)) shall be excluded on a pro forma  basis for the portion of such period  prior to
         the  date  of  such   disposition  (as  if  the  consummation  of  such
         disposition occurred on the first day of such period).

                  Pricing Reset Date means the third  Business Day following the date on which the Company has delivered  copies of annual audit reports of the Company and its  Subsidiaries  for Fiscal  Years 2005,  2006 and
         2007 that satisfy the applicable requirements of Section 10.1.1.

         (b) The definition of "2005/2006 Audit Delivery Deadline" is deleted.

                                      -2-

     (c) The  following  definition  of "Audit  Delivery  Deadline"  is added in appropriate alphabetical sequence:

                  Audit Delivery Deadline - see Schedule 1.2.

     1.2 Amendment to Section 10.1.1.  The opening text of Section 10.1.1 (up to but not  including  the first  comma  therein)  is deleted  and  replaced by the following:

          Promptly when  available and in any event not later than (a) the Audit
     Delivery  Deadline with respect to Fiscal Years 2005, 2006 and 2007 and (b)
     December  31  following  the  end of each  Fiscal  Year  ending  thereafter
     (commencing with Fiscal Year 2008)

     1.3  Amendments  to Schedule  1.2.  Schedule 1.2 is amended by deleting the definition of "2005/2006  Audit  Delivery  Deadline" and inserting the following definition of "Audit Delivery Deadline": in appropriate alphabetical sequence:

                  Audit Delivery Deadline means June 30, 2008.

     1.4 Deletion of Schedule. Schedule 1.3 is deleted in its entirety.

     SECTION 2  Representations  and  Warranties.  The  Company  represents  and warrants to the Administrative Agent and the Lenders that:

     (a) the  warranties  of the  Company  contained  in Section 9 of the Credit
Agreement  are true and correct in all material  respects on the date hereof and will be true and  correct  on the date of the  effectiveness  of this  Amendment
(except to the extent that any  warranty  relates to an earlier  date,  in which case such warranty was true and correct as of such earlier date);

     (b) no Event of Default or Unmatured Event of Default exists.

     SECTION 3 EffectivenUess.  This Amendment shall become effective on the date
(the  "Amendment  Effective  Date")  when the  Administrative  Agent  shall have received the following:

     (a) a counterpart of this Amendment signed by the Company;

     (b) a Second Amendment  Addendum  substantially in the form of Exhibit A (a
"Second Amendment Addendum") signed by each Lender;

     (c) evidence  that the Company has paid all accrued and  invoiced  fees and expenses of the  Administrative  Agent and the  Arranger  (including  reasonable attorneys' fees);

     (d) a  Confirmation  substantially  in the form of Exhibit B signed by each
Loan Party;

     (e) an amendment  fee for the account of each Lender that delivers a signed counterpart hereof to the Administrative  Agent prior to 5:00 pm, New York time, on December 27,  2007,  such fee to be in an amount equal to 0.20% of the sum of
(i) the  amount of such

                                      -3-

Lender's  Revolving  Commitment plus (ii) the current  principal  amount of such
Lender's Term Loan; and

     (f)  such  other  documents  as the  Administrative  Agent  may  reasonably request.

     SECTION 4 Miscellaneous.

     4.1 Continuing Effectiveness,  etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby  ratified  and  confirmed in all respects.  After the effectiveness of this Amendment,  all references in the
Credit  Agreement  to "this  Agreement"  and in the other Loan  Documents to the
"Credit  Agreement"  or similar  terms  shall refer to the Credit  Agreement  as amended hereby.

     4.2  Counterparts.  This  Amendment  may  be  executed  in  any  number  of counterparts  and by the different  parties on separate  counterparts,  and each such  counterpart  shall be deemed to be an original  but all such  counterparts
shall  together  constitute  one  and  the  same  Amendment.   Delivery  to  the
Administrative  Agent of a counterpart  hereof,  or a signature page hereto or a
Second  Amendment  Addendum,  by  facsimile  transmission  or  e-mail  shall  be effective as delivery of a manually executed counterpart hereof.

     4.3  Governing  Law.  This  Amendment  shall be a  contract  made under and governed by the laws of the State of Illinois  applicable to contracts  made and to be performed entirely within such state.

     4.4  Successors  and  Assigns.  This  Amendment  shall be binding  upon the
Company,   the  Lenders  and  the  Administrative  Agent  and  their  respective successors  and  assigns,  and shall  inure to the benefit of the  Company,  the
Lenders and the Administrative  Agent and the respective  successors and assigns of the Lenders and the Administrative Agent.

         Delivered as of the day and year first above written.

                              AMERICAN ITALIAN PASTA COMPANY

                              By:                  /s/ Paul R. Geist
                                  ----------------------------------------------
                                              Vice President / Controller

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent

                              By:                /s/ Suzanne M. Paul
                                 -----------------------------------------------
                                                   Vice President

                                      -4-

                                    EXHIBIT A

                                     FORM OF
                            SECOND AMENDMENT ADDENDUM

To:  Bank of America,  N.A.,  individually and as administrative  agent (in such capacity, the "Administrative Agent")

         Please refer to (a) the Amended and Restated Credit  Agreement dated as of March 13, 2006 (as previously amended, the "Credit Agreement") among American
Italian Pasta  Company (the  "Company"),  various  financial  institutions  (the
"Lenders") and the  Administrative  Agent; and (b) the Second Amendment dated as of the date hereof (the "Second Amendment") to the Credit Agreement.

         The  undersigned  hereby  (a)  approves  and  consents  to  the  Second
Amendment  and (b) agrees that the  Administrative  Agent may attach this Second
Amendment  Addendum to a  counterpart  of the Second  Amendment to evidence such approval and consent.

         This  Second  Amendment  Addendum  shall be a  contract  made under and governed by the laws of the State of Illinois  applicable to contracts  made and to be performed entirely within such state.

         Delivery to the Administrative  Agent of this Second Amendment Addendum by facsimile transmission or e-mail shall be effective as delivery of a manually executed counterpart hereof.

         IN WITNESS  WHEREOF,  the undersigned has caused this Second  Amendment
Addendum to be duly  executed and  delivered  by its proper and duly  authorized officer as of December [__], 2007.

                       -----------------------------------------------------
                       [Please type legal name of Lender above]

                       By:
                           -------------------------------------------------
                       Name:
                             -----------------------------------------------
                       Title:
                              ----------------------------------------------

                                      -5-

                                    EXHIBIT B

                                     FORM OF
                                  CONFIRMATION

                         Dated as of December [__], 2007

To:  Bank of America,  N.A.,  individually and as administrative  agent (in such capacity, the "Administrative Agent"), and the other financial institutions that are parties to the Credit Agreement referred to below

         Please refer to (a) the Amended and Restated Credit  Agreement dated as of March 13, 2006 (as previously amended, the "Credit Agreement") among American
Italian Pasta  Company (the  "Company"),  various  financial  institutions  (the
"Lenders") and the  Administrative  Agent; and (b) the Second Amendment dated as of the date hereof (the "Second Amendment") to the Credit Agreement.  The Credit
Agreement,  as amended by the Second  Amendment,  is called the "Amended  Credit
Agreement."  Capitalized  terms  used  but not  defined  herein  shall  have the respective meanings set forth in the Amended Credit Agreement.

         Each of the undersigned  confirms to the Lenders and the Administrative
Agent that each Loan Document to which such  undersigned is a party continues in full  force and  effect on the date  hereof  after  giving  effect to the Second
Amendment and is the legal,  valid and binding  obligation of such  undersigned, enforceable against such undersigned in accordance with its terms.

         IN WITNESS WHEREOF,  the undersigned have executed this Confirmation as the date first above written.

                                AMERICAN ITALIAN PASTA COMPANY

                                By: _________________________________
                                Name: ______________________________
                                Title: ________________________________

                                AIPC FINANCE, INC.

                                By: _________________________________
                                Name: ______________________________
                                Title: ________________________________

                                AIPC SALES CO.

                                By: _________________________________
                                Name: ______________________________
                                Title: ________________________________

                                AIPC WISCONSIN, LIMITED PARTNERSHIP

                                By:  America Italian Pasta Company, its
                                      General Partner

                                      By: ___________________________
                                      Name: _________________________
                                      Title: __________________________

                                AIPC MISSOURI, LLC

                                By:  American Italian Pasta Company, its
                                Managing Member

                                      By: ___________________________
                                      Name: _________________________
                                      Title: __________________________

                                AIPC SOUTH CAROLINA, INC.

                                By: _________________________________
                                Name: ______________________________
                                Title: ________________________________

                                AIPC ARIZONA, LLC

                                By:  AIPC Finance, Inc., its sole Member

                                      By: ___________________________
                                      Name: _________________________
                                      Title: __________________________